Amendment 2
To the
Appendix 1 Lease Agreement Between
The U.S. Department of Energy and
United States Enrichment Corporation
For the Gas Centrifuge Enrichment Plant

WHEREAS, The U.S. Department of Energy ("DOE" or the "Department")) and United States Enrichment Corporation ("Corporation" or "Lessee") (collectively the "Parties") entered into a lease for the Gas Centrifuge Enrichment Plant located in Piketon Ohio (the "GCEP Lease") effective December 7, 2006;

WHEREAS, the Corporation has sub-leased the GCEP Lease to its affiliate, American Centrifuge Operating, LLC ("ACO" or "Sublessee") and ACO currently has an NRC license for a demonstration facility on the leased premises (for purposes of this Amendment and the GCEP Lease, the terms "Corporation" or "Lessee" shall also include "ACO");

WHEREAS, by virtue of Amendment 1 to the GCEP Lease executed on May 31, 2019, the term of the GCEP Lease was renewed and extended to May 31, 2022, among other changes to certain provisions of the GCEP Lease;

WHEREAS, the Parties desire solely to extend the term of the GCEP Lease, as amended, and are not creating any obligation or expectation that the Corporation will perform any activity for the Department on the leased premises other than activities for which there is a legal obligation in effect prior to the execution of this amendment; and

WHEREAS, the Parties recognize that no expansion of the facilities or operations therein or any new equipment installed on the leased premises outside of those activities under the existing HALEU Demonstration Contract can proceed without required Department consent under section 4.5 of the GCEP Lease, or as may be required by the NRC;

NOW THEREFORE, under authority of the Atomic Energy Act of 1954, as amended (the "Act"), and other law, and with the express consent of Sublessee, DOE and the Corporation hereby agree to amend the GCEP Lease as follows:

1. The term of the GCEP Lease is extended until December 31, 2025.

2. Except as set forth above, all other terms of the GCEP Lease as amended by Amendment 1 remain unchanged and this Amendment 2 does not modify the rights, obligations or liabilities of the Department and the Corporation under the GCEP Lease, as amended by Amendment 1, or the rights, obligations, or liabilities of the Department and ACO under

the HALEU Demonstration Contract as amended. For clarity purposes, except as provided in Paragraph 5(c) of Amendment 1 to the GCEP Lease, neither the Department nor the Corporation assume any additional liability for decontamination and decommissioning of any expansion of the facilities or operations therein or any new equipment installed therein that occurs subsequent to the termination or expiration of the current Demonstration Contract unless such liability has been explicitly accepted by the Department and the Corporation in a mutually agreed to amendment to an existing or future contract or agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment 2 to the GCEP Lease to be executed on their behalf by their duly authorized representatives as of the date of the last signature below.

United States Enrichment Corporation
(Lessee)

By: [signature]

Name: Larry B Cutlip

Title: SVP, Field Operations

U.S. Department of Energy

By: Scott Harlow 9/9/2021

Name: Scott Harlow

Title: Lease Administrator

American Centrifuge Operating, LLC
(Sublessee)

By: [signature]

Name: Larry B Cutlip

Title: President, ACO